EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference  in this Annual Report on Form 40-F for the year ended December 31, 2011 of FirstService Corporation of our report dated March 1, 2012, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in Exhibit 2 incorporated by reference in this annual report.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants

Toronto, Canada
March 1, 2012